UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2018

Boxwood Merger Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38745 (Commission File Number)	83-0808563 (I.R.S. Employer Identification Number)
1112 Montana Avenue, Suite 901 Santa Monica, CA (Address of principal executive offices)	90403 (Zip code)
(310) 801-5786 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 20, 2018, Boxwood Merger Corp. (the “Company”) completed its initial public offering (“IPO”) of 20,000,000 units (“Units”), each Unit consisting of one share of the Company’s Class A common stock, $0.0001 par value (“Common Stock”) and one warrant (“Warrants”), each Warrant exercisable to purchase one share of the Company’s Common Stock at an exercise price of $11.50, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-228018). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000. In connection with the IPO, the Company granted the underwriters a 45-day option to purchase up to an additional 3,000,000 Units to cover over-allotments, if any.

As previously reported on a Current Report on Form 8-K of the Company, on November 20, 2018, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 250,000 units (the “Private Units”) at a price of $10.00 per Private Unit and 3,500,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating total gross proceeds of $6,000,000.

A total of $200,000,000 of the net proceeds from the IPO and the Private Placement was deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of November 20, 2018 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BOXWOOD MERGER CORP.

By:	/s/ Stephen M. Kadenacy
Name: Stephen M. Kadenacy Title: Chief Executive Officer

Date: November 27, 2018